EXHIBIT 10.15

REVOCATION OF ASSIGNMENT

THIS REVOCATION (the “Revocation of Assignment”) to the ASSIGNMENT AGREEMENT (the “Assignment”) is effective as of the 1st day of June 2005 (“Effective Date”) by and between FIRST COVENTRY CORPORATION, a Delaware corporation having offices at 99 Derby Street, Suite 200, Hingham, MA 02043 (“FIRST COVENTRY”), and PATHOGENICS CORPORATION, a Delaware corporation having offices at 99 Derby Street, Suite 200, Hingham, MA 02043 (“PATHOGENICS”).

WHEREAS, on May 25, 2005 PATHOGENICS entered into a certain license agreement for Chloroquine patents and patent applications between PATHOGENICS (as exclusive, worldwide Licensee) and Alpha Research Group, LLC and Jodi A. Nelson (collectively, the Licensors), a copy of which is attached hereto as Exhibit A (“License Agreement”);

WHEREAS, on May 25, 2005 the PATHOGENICS board of directors resolved by unanimous written consent of its disinterested directors to purchase three-thousand (3,000) shares representing one-hundred percent (100%) of the authorized common stock (the Shares) of FIRST COVENTRY, a copy of which is attached hereto as Exhibit B (“Unanimous Consent”);

WHEREAS, on May 25, 2005 pursuant to the Unanimous Consent PATHOGENICS issued a note and security agreement in the amount of $20,000 at 8% APR to William K. Mackey and William L. Sklar, which grants a security interest in the Shares, a copy of which is attached hereto as Exhibit C (“Note and Security Agreement”);

WHEREAS, on May 25, 2005 PATHOGENICS Assigned to FIRST COVENTRY all of PATHOGENICS’ rights and obligations under the License Agreement against its receipt of the Shares, a copy of which is attached hereto as Exhibit D (“Assignment”). The Unanimous Consent, the Investment Agreement, and the Note and Security Agreement are silent as to the nature of the consideration PATHOGENICS conveys to FIRST COVENTRY in return for the Shares. Accordingly, PATHOGENICS and FIRST COVENTRY both desire to revoke the Assignment as consideration for the Shares of FIRST COVENTRY, and substitute in its place $20,000 worth of shares of common stock of PATHOGENICS in consideration for the Shares of FIRST COVENTRY;

WHEREAS, on June 1, 2005 pursuant to the Unanimous Consent PATHOGENICS entered into the Investment Agreement with FIRST COVENTRY, thereby buying the Shares and making FIRST COVENTRY the wholly owned subsidiary of PATHOGENICS, a copy of which is attached hereto as Exhibit E. The Investment Agreement requires that PATHOGENICS acquire the Shares for its own account and for investment purposes only, within the meaning of the Securities Act of 1933 (the Act), with no intention of assigning any participation or interest therein, and not with a view to the distribution thereof. Furthermore, PATHOGENICS may not transfer or assign its rights under the Investment Agreement, and that the assignment and transferability of the Shares is restricted. As a result, PATHOGENICS’ granting of a security interest in the Shares by the Note and Security Agreement was ineffective. Accordingly, PATHOGENICS and FIRST COVENTRY both desire to amend the Investment Agreement to allow PATHOGENICS to freely grant a security interest in the Shares, and give full force and effect to the granting of a security interest in the Shares by the Note and Security Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration described below, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. FIRST COVENTRY and PATHOGENICS hereby revoke, rescind and cancel the Assignment to FIRST COVENTRY of all of PATHOGENICS’ rights and obligations under the License Agreement thereby restoring the Parties to their pre-Assignment status.

2. FIRST COVENTRY hereby assigns, transfers, conveys and relinquishes exclusively to PATHOGENICS, its lawful successors and assigns, all of FIRST COVENTRY’s rights and obligations under the Assignment and License Agreement.

3. PATHOGENICS assumes, and agrees to pay and perform, all unperformed obligations of FIRST COVENTRY under the Assignment and License Agreement. PATHOGENICS agrees that by executing and delivering this Agreement PATHOGENICS shall become the sole existing party amongst them to the License Agreement and agrees to be bound by all of the terms and provisions of the License Agreement.

4. In furtherance of this Agreement, FIRST COVENTRY hereby acknowledges that, from the Effective Date forward, PATHOGENICS has succeeded to all of FIRST COVENTRY’s rights, obligations, title, and standing in relation to the License Agreement, to institute and prosecute all suits and proceedings, to take all actions that PATHOGENICS, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind under the License Agreement, whether arising before or after the Effective Date, to defend and compromise any and all such actions, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and to do all other such acts and things in relation thereto as PATHOGENICS in its sole discretion deems advisable.

5. FIRST COVENTRY and PATHOGENICS agree to amend the Investment Agreement to allow PATHOGENICS’ grant of a security interest in the Shares in accordance with the terms of the Note and Security Agreement, and allow their unrestricted assignment or transfer in the event of PATHOGENICS’ default thereon, a copy of which is attached hereto as Exhibit F (the “First Amendment to the Investment Agreement”).

6. PATHOGENICS agrees to amend the Investment Agreement to instruct its transfer agent on the first anniversary of the effective date of the Investment Agreement, June 1, 2006, to issue FIRST COVENTRY $20,000 worth of its common stock, the value of which is attributed by the Parties to be $0.029 per share on the effective date of the Investment Agreement, June 1, 2005, for a total of 689,655 shares of the PATHOGENICS’ common stock, together with an appropriate instruction and opinion of counsel directing the delivery of these shares of common stock without any restrictive legends pursuant to Rule 144 under the 1933 Act.

7. FIRST COVENTRY represents and warrants that, to the best of FIRST COVENTRY’s knowledge, upon consummation of this Agreement, PATHOGENICS shall have good and marketable title to the License Agreement, free and clear of any and all liens, mortgages, encumbrances, pledges, security interests, licenses, or charges of any nature whatsoever.

8. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto together with their respective legal representatives, successors and assigns.

9. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding conflicts of law rules) and of the United States of America.

10. This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between or among the parties hereto concerning the matters set forth herein.

11. If a dispute arises out of or relates to this Agreement, or a breach thereof, and if the dispute cannot be settled through negotiation, the parties agree to first try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration, litigation, or some other dispute resolution procedure.

12. Any claim or controversy arising out of or relating to this Agreement, or the breach thereof, that cannot be settled through mediation shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment o the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written below.

FIRST COVENTRY CORPORATION	PATHOGENICS, INC.

By: /s/ Frederic P. Zotos	By: /s/ Frederic P. Zotos
Name: Frederic P. Zotos, Esq.	Name: Frederic P. Zotos, Esq.
Title: President & CEO	Title: President & CEO
Date: March 20, 2006	Date: March 20, 2006